Exhibit 23.3

BY EMAIL ONLY

November 12, 2024

HTL Capital Ltd. (the “Company”)

5/F, Sattva Galleria

BBMP Khata No. 277/278/316

Byatarayanapura, Virupakshapura

Ward No. 277, Bengaluru

Karnataka 560 092, India

Attention: Board of Directors

Dear Sir/ Madam,

FORM F-1, AS AMENDED AND SUPPLEMENTED – LETTER OF CONSENT

1.	We have acted as legal advisors as to the laws of India to the Company in connection with the Company’s Amendment No. 2 dated November 12, 2024 to Form F-1 Registration Statement (the “Registration Statement”), as filed with the United States Securities and Exchange Commission on November 12, 2024, under the United States Securities Act of 1933, as amended to date in relation to the offer and resale of up to 3,750,000 ordinary shares with no par value.

2.	We confirm that we consent to reference to our name under the caption “Legal Matters” in the Registration Statement.

3.	We hereby consent the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully,

/s/ Cyril Amarchand Mangaldas
Cyril Amarchand Mangaldas